EXHIBIT 21.1

SUBSIDIARIES

Alliente, Inc.

Alliente Limited (UK)

Alliente Ireland

Ariba Australia Pty Ltd.

Ariba Canada, Inc.

Ariba (China) Limited (Hong Kong)

Ariba France, sarl

Ariba GmbH (Germany)

Ariba Holdings, Inc. (Cayman Islands)

Ariba Iberia, S.L. (Spain)

Ariba Italia, S.r.l. (Italy)

Ariba Korea, Ltd.

Ariba Latin America, Inc.

Ariba Singapore Pte. Ltd.

Ariba Switzerland GmbH

Ariba Technologies India Private Limited

Ariba Technologies Ireland Limited

Ariba Technologies Netherlands B.V.

Ariba UK Limited

FreeMarkets Asia Pte., Ltd (Singapore)

FreeMarkets Czech s.r.o. (Czech Republic)

FreeMarkets GmbH (Germany)

FreeMarkets International Holding Inc. de Mexico, de S. de R. L. de C. V. (Mexico)

FreeMarkets International Holdings, Inc. (Delaware)

FreeMarkets International, Inc. (Delaware)

FreeMarkets Investments Company, Inc. (Delaware)

FreeMarkets KK (Japan)

FreeMarkets, Ltd. (UK)

FreeMarkets Ltda. (Brazil)

FreeMarkets S.r.L. (Italy)

FreeMarkets s.a./n.v. (Belgium)

FreeMarkets Services Pvt. Ltd. (India)

Goodex Iberia (Spain)

Nihon Ariba KK

SupplierMarket.com, Inc.

Surplus Record, Inc. (Delaware)

TradingDynamics, Inc.

Tradex Technologies, Inc.